Exhibit 21.1

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State of Formation
Allegheny & Eastern Railroad, LLC	Delaware

AN Railway LLC	Florida

Arkansas Louisiana & Mississippi Railroad Company	Delaware

Atlantic and Western Railway LP	North Carolina

Bay Line Railroad LLC	Alabama

Breaux Bridge Railroad, Inc.	Delaware

Buffalo & Pittsburgh Railroad, Inc.	Delaware

Chattahoochee Industrial Railroad	Georgia

Commonwealth Railway, Inc.	Virginia

Compañía de Ferrocarriles Chiapas-Mayab, S.A. de C.V.	Mexico

Corpus Christi Terminal Railroad, Inc.	Delaware

The Dansville and Mount Morris Railroad Company	New York

East Tennessee Railway LP	Tennessee

Emons Finance Corp.	Delaware

Emons Industries, Inc.	New York

Emons Railroad Group, Inc.	Delaware

Emons Transportation Group, Inc.	Delaware

Erie Holdings Inc.	New York

Evansville Belt Line Railroad, Inc.	Indiana

First Coast Railroad Inc.	Delaware

Fordyce and Princeton R.R. Co.	Arkansas

Galveston Railroad LP	Texas

Genesee & Wyoming Bolivia, S.R.L.	Bolivia

Genesee & Wyoming Investors, Inc.	Delaware

Genesee and Wyoming Railroad Company	New York

Genesee & Wyoming Railroad Services, Inc.	Delaware

Genesee & Wyoming Canada, Inc.	Canada

Georgia Central Railway LP	Georgia

Golden Isles Terminal Railroad, Inc.	Delaware

Grizzard Transfer Company Inc.	Georgia

GW Logistics, Inc.	Delaware

GW Servicios, S.A. de C.V.	Mexico

GWI Canada, Inc.	Delaware

GWI Dayton, Inc.	Delaware

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State of Formation
GWI Holdings Pty. Limited	Western Australia

GWI Leasing Corporation	Delaware

GWI Rail Management Corporation	Delaware

GW Mexico, S.A. de C.V.	Mexico

Huron Central Railway Inc.	Canada

Illinois & Midland Railroad, Inc.	Delaware

Kittanning Equipment Leasing Company	Pennsylvania

KWT Railway Inc.	Tennessee

Little Rock & Western Railway LP	Arkansas

Louisiana & Delta Railroad, Inc.	Delaware

Maine Intermodal Transportation, Inc.	Delaware

Maryland and Pennsylvania Railroad, LLC	Delaware

Meridian & Bigbee Railroad LLC	Alabama

Mirabel Railway Inc.	Canada

Pawnee Transloading Company, Inc.	Delaware

P&L Junction Holdings, Inc.	New York

Pittsburg & Shawmut Railroad, LLC	Delaware

Portland & Western Railroad, Inc.	New York

Quebec-Gatineau Railway Inc.	Canada

RP Acquisition Company One	Delaware

RP Acquisition Company Two	Delaware

Rail Partners Limited Partnership	Delaware

Rail Link, Inc.	Virginia

Rail Switching LLC	Delaware

Riceboro Southern Railway LLC	Georgia

Rochester & Southern Railroad, Inc.	New York

Salt Lake City Southern Railroad Company, Inc.	Delaware

Savannah Port Terminal Railroad, Inc.	Delaware

South Buffalo Railway Company	New York

SLR Leasing Corp.	Delaware

St. Lawrence & Atlantic Railroad Company	Delaware

St. Lawrence & Atlantic Railroad (Quebec) Inc.	Quebec

Talleyrand Terminal Railroad Company, Inc.	Virginia

Tazewell & Peoria Railroad Inc.	Delaware

Tomahawk Railway LP	Wisconsin

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State of Formation
Utah Railway Company	Utah

Valdosta Railway LP	Georgia

Western Kentucky Railway LLC	Kentucky

Willamette & Pacific Railroad, Inc.	New York

Wilmington Terminal Railroad LP	North Carolina

York Rail Logistics, Inc.	Delaware

York Railway Company	Delaware

Yorkrail, LLC	Delaware

JOINT VENTURES

Genesee & Wyoming Inc., through its wholly-owned subsidiary, GWI Holdings PTY. Limited, owns 50% of the equity of Australian Railroad Group Pty Ltd (“ARG”) (formerly known as Genesee & Wyoming Australia Pty Ltd.). The other 50% of ARG is owned by a wholly-owned subsidiary of Westfarmers Limited.

Each of the following entities is a direct or indirect subsidiary of ARG:

ARG SUBSIDIARIES*

Australia Southern Railroad Pty Ltd

SA Rail Pty Ltd

Australia Northern Railroad Pty Ltd

GWA Holdings Pty Ltd

GWA Northern Pty Ltd

GWA Operations North Pty Ltd

AWR Holdings WA Pty Ltd

Viper Line Pty Ltd

ARG Financing Pty Ltd

ARG Risk Management Ltd

Australia Western Railroad Pty Ltd

AWR Lease Co Pty Ltd

Australian Railroad Group Employment Pty Ltd

WestNet Rail Pty Ltd

WestNet StandardGauge Pty Ltd

WestNet NarrowGauge Pty Ltd

ARG Sell Down Holdings Pty Ltd

ARG Sell Down No 1 Pty Ltd

ARG Sell Down No 2 Pty Ltd

*	The preceding list may omit the names of certain subsidiaries that, as of December 31, 2005, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.